Exhibit 10.02

CONTRIBUTION AGREEMENT

This Contribution Agreement is entered into by and among David J. Eliason and Brian E. Eliason (the “Shareholders”), Eliason, Inc., a Wisconsin corporation (“Parent”), Eliason Capital Group, Inc., a Wisconsin corporation (“ECG”) and Eliason Funding Corporation, a Wisconsin corporation (“EFC”), as of this 13th day of January, 2005.

RECITALS

WHEREAS, the Shareholders own 100% of the issued and outstanding stock of Parent; and

WHEREAS, Parent is the sole shareholder of ECG, which is the sole shareholder of EFC; and

WHEREAS, the Shareholders wish to set forth their agreement to contribute funds to Parent to be used to fund certain obligations of EFC.

Now, therefore, the parties hereto agree as follows:

AGREEMENT

1.	If at any time and from time to time the Board of Directors of EFC (the “Board”) determines that the funds available to EFC are insufficient to enable EFC to pay the expenses, debts and obligations of EFC that have become due and/or which are scheduled to become due within up to 90 days, the Board shall notify the Shareholders in writing of the amount of the actual and/or anticipated insufficiency (the “Insufficiency”). Each Shareholder shall, within 20 days of the giving of such notice, contribute in cash to Parent (the “Contribution”) such Shareholder’s pro rata share of such Insufficiency based upon his respective ownership interest in Parent.

2.	Parent agrees to contribute the amount of any Contribution to ECG, which in turn, agrees to contribute the amount of any Contribution to EFC.

3.	By executing this Agreement, each Shareholder represents and acknowledges that he has the financial means with which to carry out his obligations under this Contribution Agreement.

4.	The obligations of the Shareholders to make contributions pursuant to this Agreement only benefit and bind the Shareholders as between themselves and do not benefit any third parties (other than EFC), and no creditor of the Parent, ECG or EFC nor other third party shall have any rights with respect thereto and shall have no right whatsoever to cause any Shareholder to contribute any amount to the Parent.

5.	This Agreement and the validity and construction hereof shall be determined and governed in all respects by the internal laws of the State of Wisconsin.

[Signatures on the next page hereof]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date written above.

SHAREHOLDERS

/S/ DAVID J. ELIASON	/S/ BRIAN E. ELIASON
David J. Eliason	Brian E. Eliason

ELIASON, INC.

By:	/S/ DAVID J. ELIASON
David J. Eliason, President

Attest:	/S/ BRIAN E. ELIASON
Brian E. Eliason, Secretary

ELIASON CAPITAL GROUP, INC.

By:	/S/ DAVID J. ELIASON
David J. Eliason, President

Attest:	/S/ BRIAN E. ELIASON
Brian E. Eliason, Secretary

ELIASON FUNDING CORPORATION

By:	/S/ DAVID J. ELIASON
David J. Eliason, President

Attest:	/S/ BRIAN E. ELIASON
Brian E. Eliason, Secretary